Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Increases First Quarter Dividend

MURFREESBORO, Tenn.--(January 27, 2014)-- National Health Investors, Inc. (NYSE:NHI) announced today it will increase its first quarter dividend to $.77 per common share to shareholders of record on March 31, 2014 and payable on May 9, 2014. This represents an annualized dividend of $3.08 per common share, which is a 6.2% increase over the dividends declared for 2013.
National Health Investors, Inc. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI’s investments include senior housing (assisted living, memory care, independent living and senior living campuses), skilled nursing, medical office buildings and specialty hospitals. www.nhireit.com
Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's website at http://www.sec.gov or on NHI's website at http://www.nhireit.com.